EXHIBIT 99-74
SEMIANNUAL SERVICER CERTIFICATE
As of August 31, 2005
     Pursuant to Section 4.01(d)(iii) of the Securitization Property Servicing Agreement, dated as of March 9, 2001 (the “Agreement”), between The Detroit Edison Company, as servicer and The Detroit Edison Securitization Funding LLC, the Servicer does hereby certify, for the current Payment Date, as follows:
     Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.
1.	Estimated SB Charge Payments and Aggregate Amounts Available for the Current Payment Date:

i.	Amount Remitted — March 2005	$16,932,843
ii.	Amount Remitted — April 2005	15,747,824
iii.	Amount Remitted — May 2005	14,934,586
iv.	Amount Remitted — June 2005	16,313,651
v.	Amount Remitted — July 2005	13,573,781
vi.	Amount Remitted — August 2005	17,866,278

vii.	Total Amount Remitted for this Period (sum of i. through vi. above)	$95,368,963
viii.	Net Earnings on Collection Account (accrued February 2005 thru July 31, 2005)	738,482
ix.	Expenses Paid to Date (February 2005 thru July 31, 2005)	95,721

x.	General Subaccount Balance (sum of vii. and viii. above minus ix.)	$96,011,724
xi.	Reserve Subaccount Balance	0
xii.	Overcollateralization Subaccount Balance	0
xiii.	Capital Subaccount Balance	2,769,942

xiv.	Collection Account Balance (sum of x. through xiii. above)	$98,781,666

2.	Outstanding Principal Balance as of Prior Payment Date by Tranche:

i.	Class A-1 Principal Balance Outstanding Securitization Bond	$0
ii.	Class A-2 Principal Balance Outstanding Securitization Bond	0
iii.	Class A-3 Principal Balance Outstanding Securitization Bond	322,791,421
iv.	Class A-4 Principal Balance Outstanding Securitization Bond	406,722,416
v.	Class A-5 Principal Balance Outstanding Securitization Bond	326,236,780
vi.	Class A-6 Principal Balance Outstanding Securitization Bond	390,671,263

vii.	Total Securitization Bond Principal Balance	$1,446,421,880

3.	Required Funding/Payments as of Current Payment Date:

a)	Projected Principal Balances and Payments

		Projected
		Principal
		Balance	Principal Due
i.	Class A-1 Securitization Bond	$0	$0
ii.	Class A-2 Securitization Bond	0	0
iii.	Class A-3 Securitization Bond	276,241,923	46,549,498
iv.	Class A-4 Securitization Bond	406,722,416	0
v.	Class A-5 Securitization Bond	326,236,780	0
vi.	Class A-6 Securitization Bond	390,671,263	0

vii.	Total Required Principal Amount	$1,399,872,382	$46,549,498

b)	Required Interest Payments

		Securitization	Days in
		Bond	Applicable
		Interest Rate	Period	Interest Due
i.	Class A-1 Securitization Bond	5.180%	180	$0
ii.	Class A-2 Securitization Bond	5.510%	180	0
iii.	Class A-3 Securitization Bond	5.875%	180	9,481,998
iv.	Class A-4 Securitization Bond	6.190%	180	12,588,059
v.	Class A-5 Securitization Bond	6.420%	180	10,472,200
vi.	Class A-6 Securitization Bond	6.620%	180	12,931,219

vii.	Total Required Interest Amount			$45,473,476

c)	Projected Subaccount Payments and Levels

	Subaccount	Projected	Funding
		Level	Required
i.	Capital Subaccount	$8,750,000	$5,980,058
ii.	Overcollateralization Subaccount	2,812,500	2,812,500

iii.	Total Subaccount Payments and Levels	$11,562,500	$8,792,558

4.	Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02 of Indenture:

a)	Semiannual Expenses

	Net Expense Amount (Payable on current Payment Date)
i.	Trustee Fees and Expenses	$0
ii.	Semiannual Total of Servicing Fee	437,500
iii.	Semiannual Administration Fee	125,000
iv.	Operating Expenses (subject to $100,000 cap)	0

v.	Total Expenses	$562,500

b)	Semiannual Interest

		Aggregate
i.	Class A-1 Securitization Bond	$0
ii.	Class A-2 Securitization Bond	0
iii	Class A-3 Securitization Bond	9,481,998
iv.	Class A-4 Securitization Bond	12,588,059
v.	Class A-5 Securitization Bond	10,472,200
vi.	Class A-6 Securitization Bond	12,931,219

vii.	Total Semiannual Interest	$45,473,476

c)	Semiannual Principal

		Aggregate
i.	Class A-1 Securitization Bond	$0
ii.	Class A-2 Securitization Bond	0
iii	Class A-3 Securitization Bond	46,549,498
iv.	Class A-4 Securitization Bond	0
v.	Class A-5 Securitization Bond	0
vi.	Class A-6 Securitization Bond	0

vii.	Total Semiannual Principal	$46,549,498

d)	Other Payments

i.	Operating Expenses (in excess of $100,000)	$0
ii.	Funding of Series Capital Subaccount (to required amount)	3,426,250
iii.	Funding of Series Overcollateralization Subaccount (to required level)	0
iv.	Deposits to Reserve Subaccount	0
5.	Outstanding Principal Balance and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such distribution date):

a)	Principal Balance Outstanding:

i.	Class A-1 Principal Balance Outstanding Securitization Bond	$0
ii.	Class A-2 Principal Balance Outstanding Securitization Bond	0
iii.	Class A-3 Principal Balance Outstanding Securitization Bond	276,241,923
iv.	Class A-4 Principal Balance Outstanding Securitization Bond	406,722,416
v.	Class A-5 Principal Balance Outstanding Securitization Bond	326,236,780
vi.	Class A-6 Principal Balance Outstanding Securitization Bond	390,671,263

vii.	Total Securitization Bond Principal Balance	$1,399,872,382

b)	Collection Account Balances Outstanding:

i.	Series Capital Subaccount	$6,196,192
ii.	Series Overcollateralization Subaccount	0
iii.	Reserve Subaccount	0

iv.	Total Subaccount Amount	$6,196,192

6.	Subaccount Balances as of Current Payment Date (if applicable, pursuant to Section 8.02 of Indenture):

i.	Series Capital Subaccount	$6,196,192
ii.	Series Overcollateralization Subaccount	0
iii.	Reserve Subaccount	0

iv.	Total Subaccount Balances	$6,196,192

7.	Shortfalls in Interest and Principal Payments as of Current Payment Date (if applicable):

a)	Semiannual Interest Shortfall

i.	Class A-1 Securitization Bond	$0
ii.	Class A-2 Securitization Bond	0
iii	Class A-3 Securitization Bond	0
iv.	Class A-4 Securitization Bond	0
v.	Class A-5 Securitization Bond	0
vi.	Class A-6 Securitization Bond	0

vii.	Total Semiannual Interest Shortfall	$0

b)	Semiannual Principal Shortfall

i.	Class A-1 Securitization Bond	$0
ii.	Class A-2 Securitization Bond	0
iii	Class A-3 Securitization Bond	0
iv.	Class A-4 Securitization Bond	0
v.	Class A-5 Securitization Bond	0
vi.	Class A-6 Securitization Bond	0

vii.	Total Semiannual Principal Shortfall	$0

8.	Shortfalls in Required Subaccount Levels as of Current Distribution Date:

i.	Series Capital Subaccount	$2,553,808
ii.	Series Overcollateralization Subaccount	2,812,500

iii.	Total Subaccount Shortfalls	$5,366,308

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this 30th day of August 2005.

THE DETROIT EDISON COMPANY as Servicer
By:	/s/ Peter B. Oleksiak
	Name:	Peter B. Oleksiak
	Title:	Assistant Controller

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